Exhibit 5.2

A&L Goodbody LLP	Dublin
3 Dublin Landings	Belfast
North Wall Quay, Dublin 1	London
D01 C4E0	New York
T: +353 1 649 2000	San Francisco
DX: 29 Dublin | www.algoodbody.com	Palo Alto

Date	26 April 2024

Our ref	01445620

Your ref

ICON Public Limited Company (the Parent)
South County Business Park
Leopardstown
Dublin 18
Dublin
D18X5R3

Dear Addressee

We are acting as Irish Council to the Parent, a public limited company incorporated under the laws of Ireland (registered number 145835) in connection with the filing of the registration statement on Form F-3 (the Registration Statement) with the United States Securities and Exchange Commission (the SEC) by the Parent, certain of its subsidiaries pursuant to which we understand that:

a)
Icon Investments Six Designated Activity Company, a designated activity company (the Issuer) will register, under the Securities Act of 1933, as amended (the Securities Act), senior debt securities (the Debt Securities) which may be issued under a senior indenture (the Indenture), in the form included as Exhibit 4.4 to the Registration Statement; and

b)	the Parent shall guarantee the obligations of the Issuer arising under the Indentures (the Guarantee).

In connection with this Opinion, we have reviewed pdf copies of (i) the Registration Statement, (ii) the Indenture, (iii) the form of the Guarantee and (iv) copies of such corporate records of the Parent and the Issuer as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, all such corporate records, documents and certificates of officers of the Parent and the Issuer and of public officials as to factual matters and have conducted such searches on 26th April 2024 (being the last practicable date on which searches could be conducted) in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters.

In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We have further assumed that:

a)
on the entry by the Issuer into the Indenture and the issuance of the Debt Securities pursuant to the Issuer’s Memorandum and Articles of Association (the Issuer Constitutional Documents), that the board of directors of the Issuer (the Issuer Board), or any appropriate committee appointed thereby, will have validly authorised the entry into such Indenture and the issuance of Debt Securities and that such Indenture and Debt Securities will have been duly executed, authenticated (if applicable), issued and delivered in accordance with the terms of the Indenture and such Debt Securities and in the manner contemplated by the applicable prospectus and prospectus supplements and that such Indenture and Debt Securities will create legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms; and

b)
on the entry by the Parent into the Guarantee, pursuant to the Parent’s Memorandum and Articles of Association (the Parent Constitutional Documents), that the board of directors of the Parent (the Parent Board), or any appropriate committee appointed thereby, will have validly authorised the entry into the Guarantee and that the Guarantee will have been duly executed, authenticated (if applicable), issued and delivered in accordance with the terms of the relevant Indenture and the Guarantee and in the manner contemplated by the applicable prospectus and prospectus supplements and that such Guarantee will create legally valid and binding obligations of the Parent, enforceable against the Parent in accordance with its terms.

We have further assumed that none of the resolutions and authorities of the Issuer Board or Parent Board upon which we have relied have been or will be varied, amended or revoked in any respect or have expired and that the Indenture, [the notes] and the Guarantee will be issued in accordance with such applicable resolutions and authorities.

We have further assumed that:

a)
the terms of the Indenture and the Debt Securities will have been established so as not to, and that the execution and delivery by the Issuer of, and the performance of its obligations under, the Indenture and the Debt Securities will not violate, conflict with or constitute a default under (i) the Issuer Constitutional Documents, (ii) any agreement or instrument to which the Issuer or its properties are subject, (iii) any law, rule or regulation to which the Issuer or its properties is subject, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority; and

b)
the terms of the Guarantee will have been established so as not to, and that the execution and delivery by the Parent of, and the performance of its obligations under, the Guarantee will not violate, conflict with or constitute a default under (i) the Parent Constitutional Documents, (ii) any agreement or instrument to which the Parent or its properties are subject, (iii) any law, rule or regulation to which the Parent or its properties is subject, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority.

We have assumed the absence of fraud on the part of the Parent and the Issuer and each of its respective officers, employees, agents and advisers and that the Parent and the Issuer will enter into and issue each Indenture and the Guarantee (as applicable) in good faith, for its legitimate and bona fide business purposes.

We have further assumed that:

a)	the Parent and Issuer will be fully solvent at the time of and immediately following the entry into each Indenture and the Guarantee (as applicable);

b)
no resolution or petition for the appointment of a liquidator or examiner in respect of either the Parent or the Issuer will be passed or presented prior to the entry into each Indenture and the Guarantee (as applicable);

c)	no receiver will have been appointed in relation to any of the assets or undertaking of the Parent or the Issuer prior to the to the entry into each Indenture and the Guarantee (as applicable); and

d)
no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Parent or Issuer prior to the entry into each Indenture and the Guarantee.

Subject to the foregoing and to the within additional qualifications and assumptions, and based upon searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on 26 April 2024, we are of the opinion that:

a)	the Parent is a public limited company duly incorporated under the laws of Ireland and validly existing as a public limited company under the laws of Ireland;

b)	the Issuer is a designated activity company duly incorporated under the laws of Ireland and validly existing as a designated activity company under the laws of Ireland;

c)
the Indenture and the Debt Securities when (i) issued in accordance with all necessary corporate action of the Issuer, (ii) if appropriate, authenticated in the manner set forth in such Indenture, (iii) delivered against due payment therefor, and (iv) duly authorized, executed and delivered by the Issuer and the other parties thereto, will (A) be duly authorized and validly issued; and (B) will not violate the Issuer Constitutional Documents; and

d)
the Guarantee when (i) issued in accordance with all necessary corporate action of the Parent, (ii) if appropriate, authenticated in the manner set forth in the Guarantee, (iii) delivered against due payment therefor, and (iv) duly authorized, executed and delivered by the Parent and the other parties thereto, will (A) be duly authorized and validly issued; and (B) will not violate the Parent Constitutional Documents.

In rendering this Opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This Opinion is strictly confined to the matters expressly stated herein and is not to read as extending by implication or otherwise to any other matter. We express no opinion and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the filing of the Registration Statement.

This Opinion is being delivered to you and may not be relied upon or distributed to any other person without our prior written consent, other than Cahill Gordon & Reindel LLP for the purposes solely of any legal opinion that they may be required to give with respect to the Registration Statement.

This Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody LLP

A&L Goodbody LLP